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                                                                    EXHIBIT 10.3

                       SUPPLY AND MANUFACTURING AGREEMENT
                                 BY AND BETWEEN
                               ABBOTT LABORATORIES
                                       AND
                         TRIANGLE PHARMACEUTICALS, INC.

     THIS AGREEMENT is made as of July 30, 2002, by and between Abbott Laboratories, an Illinois corporation having a principal place of business at 100 Abbott Park Road, Abbott Park, Illinois 60064 ("ABBOTT"), and Triangle Pharmaceuticals, Inc., a corporation organized under the laws of Delaware, having a principal place of business at 4 University Place, 4611 University Drive, Durham, North Carolina 27707 ("TRIANGLE").

     WHEREAS, Abbott and Triangle previously entered into a supply and manufacturing agreement dated August 3, 1999 (the "PREVIOUS AGREEMENT");

     WHEREAS, Abbott and Triangle have terminated the Previous Agreement pursuant to a Termination Agreement of even date herewith (the "TERMINATION AGREEMENT"); and

     WHEREAS, Abbott and Triangle desire to enter into a new supply and manufacturing agreement to facilitate the purchase from Abbott by Triangle of quantities of Product (as defined below), subject to the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the Parties hereto agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

     In addition to the other terms defined elsewhere herein, the following terms and phrases shall have the following meanings when used in this Agreement (and any term defined in the singular shall have the same meaning when used in the plural and vice versa, unless stated otherwise).

     1.1 "AFFILIATE" means any corporation or non-corporate business entity which controls, is controlled by, or is under common control with a Party. A corporation or non-corporate business entity shall be regarded in control of another corporation if it owns or directly

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or indirectly controls, at least *** percent (***%) of the voting stock of the other corporation or non-corporate business entity, or (a) in the absence of the ownership of at least *** percent (***%) of the voting stock of a corporation or
(b) in the case of a non-corporate business entity, if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or non-corporate business entity, as applicable. For purposes of this Agreement, TAP Holdings Inc. and its subsidiaries, which comprise Abbott's joint venture with Takeda Chemical Industries Ltd., are not Affiliates of Abbott; provided that neither TAP Holdings, Inc. nor any of its subsidiaries may manufacture Product.

     1.2 "BULK DRUG SUBSTANCE" means the bulk form of Compound, suitable for formulating into Finished Product.

     1.3 "BULK DRUG SUBSTANCE SPECIFICATIONS" means the written specifications for the Bulk Drug Substance (including any raw materials or intermediates required to manufacture such Bulk Drug Substance), which are attached hereto as Exhibit 1.3, as modified from time to time pursuant to
Section 8.5.

     1.4 "cGMP" means the FDA's current good manufacturing practices, as specified in 21 CFR Section 210 and the FDA's guidance documents applicable thereto, and all successor regulations and guidance documents thereto.

     1.5     "COMPOUND" means FTC.

     1.6 "CONFIDENTIAL INFORMATION" means Confidential Information as defined in Section 10.1.

     1.7     "DOLLARS" AND "$" means United States Dollars.

     1.8 "EFFECTIVE DATE" shall mean the date set forth in the introductory paragraph of this Agreement.

     1.9 "FDA" means the United States Food and Drug Administration or any successor entity thereto.

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     1.10    "FIELD OF USE" means the prevention and treatment of HIV and HBV and any other uses for the Compound to which Triangle obtains or has obtained rights from the Triangle Licensor.

     1.11 "FINISHED PRODUCT" means any finished pharmaceutical formulation containing the Compound as an active ingredient, in packaged form.

     1.12 "FINISHED PRODUCT SPECIFICATIONS" means the written specifications for each Finished Product (including any inactive ingredients used to manufacture such Finished Product), which are attached hereto as Exhibit 1.12.

     1.13 "FTC" means (a) the (-) enantiomer with the chemical name (2R-cis) -4-amino-5-fluoro-1-[2-(hydroxymethyl)-1,3-oxathiolan-5-yl]-2(1H)-pyrimidinone;
(b) any mixture of the (-) enantiomer described in Subsection 1.13(a) and the (+) enantiomer with the chemical name (2S-cis)-4-amino-5-fluoro-1-[2- (hydroxymethyl)-1,3-oxathiolan-5-yl]-2(1H)-pyrimidinone,

     ***     ;(c) any salts, esters (including, but not limited to, all 5'
phosphate esters) and N alkylated derivatives of any of the foregoing; or (d) any and all polymorphs, hydrates and solvates of any of the foregoing. FTC is exclusively licensed to Triangle by Emory University pursuant to a License Agreement dated April 17, 1996, as amended on May 6, 1999 and on July 10, 2000 (the "FTC AGREEMENT") for use in the prevention and treatment of HIV and HBV throughout the world.

     1.14    "HIV" means the human immunodeficiency virus.

     1.15    "HBV" means the hepatitis B virus.

     1.16    "KEY RAW MATERIALS" means *** and *** .

     1.17 "LEGAL REQUIREMENTS" means any and all federal, state, local, national, and supranational laws, regulations, ordinances, orders and requirements applicable to the Parties and their Affiliates in performance of this Agreement, including without limitation, the following within the
Territory: the Prescription Drug Marketing Act of 1987, the Federal Food,

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Drug and Cosmetic Act, and all regulations and other requirements of the FDA or any equivalent agency.

     1.18 "LOSSES" means any liabilities, costs, damages, judgments, settlements and other reasonable out-of-pocket expenses (including legal expenses).

     1.19 "MAA" means a Marketing Authorization Application submitted to the European Agency for the Evaluation of Medicinal Products ("EMEA") to obtain European Commission approval for the marketing of a Product in the European Union and all subsequent related submissions thereto.

     1.20 "NDA" means, in respect of each commercially launched Product, an approved New Drug Application filed by Triangle with the FDA and all subsequent related submissions thereto.

     1.21 "PRIOR PRODUCTS" means all "Product" manufactured by Abbott under the Previous Agreement, as the term "Product" is defined therein. Triangle is and shall remain the sole owner of all Prior Product in inventory at Abbott as of the Effective Date.

     1.22 "PROCESS COST IMPROVEMENTS" means any cost reductions applicable to the process used to manufacture Product.

     1.23 "PRODUCT" means any Bulk Drug Substance and, solely in respect of Prior Products and the materials included in the Initial Campaign described in Subsection 8.1, Finished Product.

     1.24 "PRODUCT PATENTS" means (a) the patents and patent applications licensed to Triangle under the FTC Agreement; (b) any patents and patent applications owned by or otherwise licensed to or controlled by Triangle (to the extent sublicensing is permissible) during the Term which contain claims covering or potentially covering the manufacture of the Compound or the Product (including any intermediates or formulations thereof) within the Field of Use; and (c) all substitutions, extensions, divisionals, continuations, continuations-in-part,

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reissues, reexaminations, renewals, supplementary protection certificates or foreign counterparts of such patents and patent applications identified in sub-parts (a) and (b).

     1.25 "PRODUCT TECHNOLOGY" means the technical information, inventions, discoveries, trade secrets, information, experience, data, formulas, procedures, processes, know-how and results which (a) are licensed to Triangle under the FTC Agreement; or (b) are owned by or otherwise licensed to or controlled by Triangle (to the extent sublicensing is permissible) during the Term which are necessary for the manufacture of the Compound or Product within the Field of Use.

     1.26 "REASONABLE BEST EFFORTS" means a reasonable level of effort which is consistent with that used by other pharmaceutical companies with respect to other pharmaceutical products of comparable commercial value. Each Party shall be entitled to exercise prudent and justified business judgment in fulfilling its obligation to exercise its Reasonable Best Efforts under this Agreement.

     1.27 "SPECIFICATIONS" means, in respect of a given Product, the Bulk Drug Specifications and/or Finished Product Specifications applicable thereto.

     1.28 "STANDARD MANUFACTURING COST" for a Product means *** standard manufacturing cost calculated *** with respect to such Product according to *** and generally accepted accounting principles applied in a consistent manner with respect to all products of Abbott's Specialty Products Division as to Bulk Drug Substance and of Abbott's Pharmaceuticals Products Division as to Finished Product, including *** with the production of such Product, and giving effect to all Process Cost Improvements.

     1.29 "TAXES" means any sales or use tax, excise or similar charge (other than that assessed against income), license fee, value added, import or export fees (e.g., custom duties), or other charges lawfully assessed or charged by a governmental authority on the manufacture, sale or transportation of Product.

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     1.30    "TERM" shall have the meaning set forth in Section 14.1.

     1.31    "TERRITORY" means the entire world.

     1.32 "THIRD PARTY" means any Person that is not a Party or an Affiliate of a Party.

     1.33    "TRIANGLE LICENSOR" means Emory University with respect to FTC.

                                   ARTICLE 2.

                                GRANT OF LICENSE

     2.1 TRIANGLE GRANT. Subject to the terms of this Agreement, Triangle hereby grants Abbott a non-exclusive, *** worldwide license (including a sub-license under the FTC Agreement) to utilize the Product Patents and the Product Technology solely to make and have made the Compound and Products within the Field of Use in the Territory as and when requested by Triangle during the Term and to otherwise perform any duties and obligations that Abbott is required or permitted to perform under this Agreement in the Territory.

     2.2 USE OF THIRD PARTIES. Except as provided in Section 19.2, Abbott shall not have the right to grant sublicenses without the prior express consent of Triangle, not to be unreasonably withheld, and, to the extent required, the Triangle Licensor, in which event Triangle shall reasonably cooperate with Abbott in its efforts to obtain the consent of the Triangle Licensor. No sublicense granted by Abbott shall relieve Abbott of any obligation hereunder.

                                   ARTICLE 3.

                             MANUFACTURE AND SUPPLY

     3.1 BULK DRUG SUBSTANCE. Subject to the terms of this Agreement, during the Term Abbott shall manufacture or cause to have manufactured all Product requested by Triangle.

     3.2     FINISHED PRODUCT.

             (a) Abbott and Triangle will negotiate in good faith and enter into a services and supply agreement whereby Triangle may request Abbott to provide packaging or

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     formulation services to produce Finished Product from Bulk Drug Substance made by Abbott or supplied by Triangle. The agreement will be modeled structurally upon this Agreement and will incorporate the Finished Product Specifications (subject to changes agreed by the Parties), include the pricing terms set forth below, establish commercially reasonable lead and delivery times for the services contemplated thereby, and have a duration concurrent with the Term of this Agreement. Abbott and Triangle will use their best efforts to enter into the agreement on or before *** . If the Parties have not entered into the agreement on or before that date, either Party may, at any time after that date, submit the terms not yet agreed to ADR (as defined in and pursuant to Section 19.3) for resolution, in which the Neutral shall be deemed empowered to resolve and establish the open terms, whereupon the Parties promptly will enter into the agreement as so resolved and established.

             (b) The price for Finished Product in capsule or liquid form ordered on or prior to *** will be the unit prices set forth in Section 8.1(b) in respect of the Initial Campaign, based on the Finished Product Specifications.

             (c) The price for Finished Product ordered after *** will be *** percent (***%) of Abbott's Standard Manufacturing Cost for Finished Product, subject to adjustment under Subsection 3.2(d) and, as applied to Standard Manufacturing Cost for Finished Product, Article 8 below.

             (d) For each calendar year of the Term, Abbott may recalculate its Standard Manufacturing Cost for Finished Product for the next calendar year, provided that no increase in any such Standard Manufacturing Cost shall exceed (i) for the 2003 calendar year, *** percent (***%) of the respective base costs for Finished Product in capsule or liquid form established under Subsection 8.1(b), and (ii) for the following years, the sum of (x) the actual increase in Abbott's direct cost of raw materials from the preceding calendar year, plus (y) the product determined by multiplying the ***

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     in the preceding calendar year by the *** , plus (z) any actual cost increases in the prior year pursuant to Sections 8.5, 8.6 and 8.9 not previously included in a Standard Manufacturing Cost recalculation. Abbott shall deliver such recalculated Standard Manufacturing Cost for the next year to Triangle by *** of the current year in a reasonably detailed form to include, without limitation, the cost attributed to each Standard Manufacturing Cost component and a reconciliation against the preceding calendar year's calculation.

                                   ARTICLE 4.

                               ORDERS FOR PRODUCT

     4.1 PURCHASE ORDERS. From time to time during the Term, Triangle shall purchase Product at the applicable price by means of purchase orders submitted to Abbott. Each purchase order shall be governed by the terms of this Agreement and none of the terms or conditions of Triangle's purchase orders, Abbott's acknowledgment forms or any other forms exchanged by the Parties shall be applicable, except those, to the extent consistent with the terms set forth herein, specifying quantity ordered, delivery locations and delivery schedule and invoice information. All purchase orders for delivery of Product which satisfy the lead and delivery time parameters set forth in Exhibit 4.1 attached hereto shall be deemed accepted by Abbott. Abbott shall use its Reasonable Best Efforts to supply Triangle with any Product in excess of this amount, if requested. All other purchase orders must be accepted or rejected by Abbott, in writing, by facsimile or air courier, within *** after receipt from Triangle. If Abbott does not provide such notice of acceptance or rejection within *** , it shall have been deemed to have accepted such purchase orders in full. All orders for Product shall be placed in multiples of *** batch sizes (or such smaller batch size as Abbott specifies in writing). Triangle shall cooperate with Abbott upon request to review Triangle's non-binding anticipated requirements of Product for any twelve (12) month period during the Term. Triangle may cancel all or a part of any purchase order by providing Abbott written notice delivered prior to the commencement of production by Abbott of Product covered by such purchase order. In the event Triangle cancels a

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purchase order, Triangle will pay Abbott an amount equal to (a) *** percent
(***%) of Abbott's Standard Manufacturing Cost, excluding Abbott's direct and actual costs for Key Raw Materials or other raw materials purchased by Abbott or delivered by Triangle specifically for use in such purchase order, for the cancelled portion of Product ordered on such purchase order, plus (b) Abbott's direct and actual costs for Key Raw Materials or other raw materials purchased by Abbott specifically for use in such purchase order. Triangle may, at its option and its cost, request delivery of any such Key Raw Materials or other raw materials covered thereby or any materials provided by Triangle, including Key Raw Materials, chemical intermediates or Bulk Drug Substance, to Triangle or its Third Party Designee or require Abbott to hold and store the same for Triangle for use in satisfying future purchase orders issued by Triangle for Product.

     4.2 PRODUCTION AND DELIVERY SCHEDULE. Abbott will initiate production under each purchase order and deliver Product in accordance with the lead and delivery time parameters set forth in Exhibit 4.1. The final amounts of Product delivered by Abbott under any one purchase order may vary from the amount set forth on such purchase order by up to *** percent (***%), and Abbott shall invoice Triangle in accordance with Article 8 for the actual amounts of Product delivered.

     4.3 KEY RAW MATERIALS. Abbott shall use its Reasonable Best Efforts, with Triangle's reasonable assistance, to acquire all necessary Key Raw Materials at the best available prices with all available discounts and without unreasonable delay of the manufacturing process. Abbott also will permit Triangle, at Triangle's request, to provide Key Raw Materials or any necessary chemical intermediates or to prepay Abbott for Key Raw Materials, in which case Abbott promptly will receive or acquire such Key Raw Materials or chemical intermediates (in cooperation with Triangle) and thereafter hold and store the same for Triangle for use in satisfying future purchase orders issued by Triangle for Product.

     4.4 STORAGE. Notwithstanding any provision in this Agreement to the contrary, Abbott is not obligated to hold or store any Triangle materials except those intended by Triangle

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for use by Abbott in manufacturing Product or, in any event, for more than ***.
Triangle will cooperate with Abbott in good faith to recover or make other arrangements for the storage of any such materials in excess of that period.

                                   ARTICLE 5.

                             MANUFACTURE OF PRODUCT

     5.1 MANUFACTURING STANDARDS. Abbott shall manufacture all Product in accordance with all Legal Requirements and cGMP and in conformance with the Specifications. The Specifications may be modified from time to time by written agreement of the Parties without the necessity of amending this Agreement.

     5.2 RIGHT TO AUDIT. Abbott shall permit Triangle or its Third Party designee access during reasonable business hours and after reasonable notice, to those areas of Abbott's manufacturing facilities where Product is manufactured, stored and handled and to manufacturing records of Product manufactured by Abbott so that Triangle may perform a quality assurance audit of such facilities and activities. Any such Third Party designee must be subject, as to information provided in or observed during any such audit, to a confidentiality obligation to Abbott imposing limitations on disclosure at least as restrictive as those on Triangle in Article 10.

     5.3 CERTIFICATES OF ANALYSIS AND BATCH RECORDS. Abbott shall be responsible for releasing Product supplied by Abbott hereunder for secondary manufacturing or packaging and shall provide Triangle with a certificate of analysis in the form attached as Exhibit 5.3 for each shipment of Product which is released for secondary manufacturing or packaging. Each certificate of analysis will certify that Product covered thereby was manufactured in accordance with all cGMP and meets the Specifications, and will include any out-of-Specification deviations or investigations which occurred during the manufacture and testing of such Product. Abbott shall provide a certificate of analysis to Triangle for each shipment of Product delivered under this Agreement. Full batch documentation including batch production records, and manufacturing and analytical procedures shall be available for review by Triangle or its Third

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Party designee on site at the manufacturing facility used by Abbott, during regular business hours and upon reasonable advance notice from Triangle. Any such Third Party designee must be subject, as to information provided in or observed during any such audit, to a confidentiality obligation to Abbott imposing limitations on disclosure at least as restrictive as those on Triangle in Article 10.

     5.4 INSPECTIONS. In the event any Abbott manufacturing facility producing Product hereunder is inspected by representatives of any federal, state, local or foreign regulatory agency in connection with the manufacture of Product, Abbott shall notify Triangle immediately (by telephone, e-mail to *** or such other e-mail address as Triangle specifies in writing from time to time and, if possible, in writing) upon learning of such inspection, and shall supply Triangle with copies of any correspondence or portions of correspondence which relate to the Product. Abbott will provide Triangle with daily updates of such inspection and Triangle may send one representative to such manufacturing facility to participate in the close-out visit to the extent it relates to the Product, subject to Abbott's consent, not to be unreasonably withheld. Abbott also will permit one (1) Triangle representative to participate in any pre-approval inspection concerning the Product. Any such Triangle representative who is not an employee of Triangle must be subject, as to information provided in or observed during any such inspection, to a confidentiality obligation to Abbott imposing limitations on disclosure at least as restrictive as those on Triangle in Article 10. In the event Abbott receives any regulatory letter or comments from any federal, state, local or foreign regulatory agency in connection with its manufacture of the Product including, but not limited to, receipt of a Form 483 (Inspectional Observations) or a Warning Letter, Abbott shall provide Triangle with a copy thereof and a copy of each response for Triangle review prior to submission of such response and opportunity to comment where practicable, provided that Abbott shall have the right to redact or withhold any portion of such copies which are not related to the Product.

     5.5 QUALITY ASSURANCE. In addition to the procedures set forth in this Agreement, for each Product hereunder the Parties shall mutually agree upon a revision to the intercompany

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quality agreement established under the Previous Agreement to address the following regulatory and quality issues and identify the responsible Party therefor: cGMP compliance, quality control, quality assurance, regulatory compliance, dispute resolution, change management, product and process validation, annual product review, annual report, drug listing and product returns. The revised intercompany quality agreement shall be finalized within thirty (30) days of the Effective Date and shall be developed by conforming the current quality agreement, a copy of which is attached as Exhibit 5.5 to this Agreement, to reflect the manufacturing relationship of the Parties contemplated by this Agreement. Notwithstanding anything to the contrary in the Termination Agreement, the current quality agreement shall remain in effect, solely for purposes of this Agreement, until a new quality agreement is executed by the Parties.

                                   ARTICLE 6.

                              ACCEPTANCE OF PRODUCT

     6.1     FAILURE TO MEET SPECIFICATIONS.

             (a) Triangle shall have a period of *** from the date of receipt of the certificate of analysis accompanying each shipment of Product manufactured by Abbott to reject any shipment of Product on the grounds that it does not conform to the Specifications in any manner which could reasonably be detected by Triangle within such period. Triangle shall have the right to reject any non-conforming Product. If Triangle rejects Product pursuant to this Section 6.1, Triangle shall, at Abbott's option and expense, destroy or return to Abbott for its disposal the rejected Product or allow Abbott to retain possession of the rejected Product; provided any disposal or further use by Abbott of such rejected Product must be reasonably acceptable to Triangle. Abbott shall thereupon, at Triangle's option and without limiting any other available remedy (but subject to the limitation of liability set forth in this Agreement), and at Abbott's expense, either (i) replace such nonconforming Product in accordance with the delivery times set forth on Exhibit 4.1, or (ii) credit or refund Triangle's account, at Triangle's option, for

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     the price invoiced for such nonconforming Product if payment thereof has previously been made by Triangle for such Product or for any Key Raw Materials used in manufacturing such Product which were provided or funded by Triangle.

             (b) If a dispute arises as to whether Product manufactured by Abbott conforms with the Specifications and the Parties are unable to resolve the dispute, the matter shall be referred to an independent Third Party testing laboratory located in the United States and agreed to by the Parties. The testing laboratory shall test the Product in question for conformance with the Specifications and shall provide results to Triangle and Abbott. The decision of the testing laboratory regarding conformance with the Specifications shall be final and binding on the Parties; provided, that Triangle shall not be obligated to release Product for distribution which it determines does not meet Specifications. Triangle may withhold payment for any such Product pending the outcome of the decision of the testing laboratory. The cost of the testing laboratory shall be paid by the Party found to be in error.

     6.2 STABILITY TESTING AND ANALYTICAL METHODS. Abbott shall perform definitive stability testing (i.e., final route and source for the initial NDA and MAA applications) on Product manufactured by Abbott per FDA and International Conference for Harmonization guidelines and any other applicable cGMP and such ongoing stability testing as required to support commercial stability monitoring of the Product, in each circumstance using the stability protocol attached as Exhibit 6.2, as amended from time to time by mutual agreement of the Parties in writing. Any costs associated with such stability testing shall be included in Abbott's calculation of Standard Manufacturing Cost.

                                   ARTICLE 7.


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                              SHIPMENT AND DELIVERY

     Abbott shall prepare all Product manufactured by it for shipment to Triangle or its Third Party designees and shall, if directed by Triangle, ship such Product immediately upon release of such Product in accordance with the appropriate purchase order. All Product to be finished by Abbott shall be delivered C.I.F. Abbott's or its Affiliates facilities, and all other Product shall be delivered F.O.B. Abbott's shipment point, as identified in the corresponding purchase order.

                                   ARTICLE 8.

                                     PRICE

     8.1     INITIAL CAMPAIGN.

             (a) Abbott shall supply to Triangle initial amounts of Bulk Drug Substance at the price and in accordance with the schedule set forth below and the Bulk Drug Substance Specifications (the "INITIAL CAMPAIGN"). Within *** of execution of this Agreement, Triangle may increase the quantity of Bulk Drug Substance to be delivered under the Initial Campaign, by written notice to Abbott, and any such additional quantity shall be included in the Initial Campaign, up to the maximum amount of an additional *** of Bulk Transition Inventory (as defined below).

                      QUANTITY                  DATE OF DELIVERY

                    *** kilograms                      ***
                    *** kilograms                      ***

             (b) Abbott will also finish all Prior Product in inventory at Abbott as of the Effective Date (comprising approximately ***) ("Transition Inventory") requested by Triangle to be finished and the Initial Campaign Bulk Drug Substance (including any Permitted Increase) into Finished Product in accordance with the Finished Product Specifications, for delivery as follows, with a view toward enabling launch as soon as possible after FDA approval: (i) by ***, Finished Product from *** of Transition Inventory, finished according to the clinical testing specifications in effect as of the Effective

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     Date, or according to subpart (ii) below to the extent Triangle elects to defer any portion thereof for commercial use; (ii) by ***, Finished Product from the first *** lot of the remainder of the Transition Inventory and the *** component of the Initial Campaign Bulk Drug Substance, provided Abbott has received final label and insert inventory by *** (subject to a day-for-day delay thereafter), and all subsequent lots within *** after delivery of the first; (iii) by ***, Finished Product from the *** component of the Initial Campaign Bulk Drug Substance; and (iv) by *** after manufacture of any Permitted Increase Bulk Drug Substance in accordance with Subsection 8.1(a) (or later if requested by Triangle), Finished Product from such Permitted Increase. Delivery of Finished Product under subparts (ii), (iii) and (iv) by the dates stated assumes Triangle notifies Abbott of Finished Product forms on or before ***, and *** respectively, and will be delayed day-for-day to reflect any later notification from Triangle. The price for Finished Product in liquid and capsule form produced under this Subsection 8.1(b) will be *** percent (***%) of the sum of (A) Abbott's respective Standard Manufacturing Costs for Finished Product, plus (B) any necessary incremental non-standard costs or expenses incurred by Abbott to achieve the delivery schedule established in this subsection (such sum, the "Adjusted Finishing Base Cost"), provided that such Adjusted Finishing Base Cost shall in no event exceed *** ($***) for capsule form per thirty (30) capsule bottle unit and *** ($***) for liquid form per one hundred and seventy (170) mL bottle unit. Notwithstanding the foregoing, Triangle shall bear the cost to replace any label or insert materials previously cleared by Triangle to Abbott for printing, if replacement is required due to label or insert changes after such clearance.

     8.2     PRICING.

             (a) The price for the Bulk Drug Substance specified in Section 8.1 (other than any Permitted Increase) will be *** ($***) per kilogram.

             (b) The price for additional Bulk Drug Substance ordered on or prior to ***

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             (including any Permitted Increase) will be *** dollars ($***) per kilogram.

             (c) The price for additional Bulk Drug Substance ordered after *** will be *** percent (***%) of Abbott's Standard Manufacturing Cost for Bulk Drug Substance, subject to adjustment under Subsection 8.2(d) and Sections
     8.9 and 8.10 below.

             (d) For each calendar year of the Term, Abbott may recalculate its Standard Manufacturing Cost for Bulk Drug Substance for the next calendar year, provided that no increase in any Standard Manufacturing Cost shall exceed (i) for the 2003 calendar year, *** dollars ($***), and (ii) for the following years, *** , plus (y) *** , plus (z) any cost increase pursuant to Sections 8.5, 8.6 and 8.9 not previously included in a Standard Manufacturing Cost recalculation. Abbott shall deliver such recalculated Standard Manufacturing Cost for the next year to Triangle by *** of the current year in a reasonably detailed form to include, without limitation, the cost attributed to each Standard Manufacturing Cost component and a reconciliation against the preceding calendar year's calculation.

     8.3 NON-STANDARD EQUIPMENT COSTS. If Triangle requests that Abbott implement non-standard, specialized equipment (other than any used by Abbott for the manufacture of Product under the Previous Agreement) in connection with a change in the Specifications pursuant to Section 8.5, Triangle shall, at Triangle's option and cost, purchase such equipment or enter into a rental agreement to loan such equipment to Abbott. Any corresponding actual and direct cost(s) of Abbott shall be reimbursed by Triangle. Such specialized equipment shall be used exclusively for manufacturing of Product hereunder or, if utilized for other products, such cost(s) shall be prorated accordingly. Abbott shall bill Triangle for such cost(s) after Abbott installs the equipment. This Section
8.3 shall not apply to any replacement equipment purchased by Abbott for any reason.

     8.4 AUDIT. Triangle shall have the right to have a Triangle or independent accountant designated by Triangle verify Abbott's costs including, without limitation, the calculation and

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verification of any Standard Manufacturing Cost, any Process Cost Improvements
and any cost(s) incurred or claimed under Sections 8.3, 8.5 and 8.6 of this Agreement.

     8.5 SPECIFICATIONS MODIFICATIONS. The Specifications may be modified from time to time by written agreement signed by an authorized representative of each Party without the necessity of amending this Agreement. If such modifications alter Abbott's actual cost to manufacture any Product, any corresponding actual and direct cost(s) of Abbott shall be reflected in Abbott's calculation of its Standard Manufacturing Cost for Bulk Drug Substance for the next following year. If such modification results in the requirement to reprocess and/or retest otherwise acceptable Product, any additional costs incurred by Abbott in such reprocessing and/or retesting shall be reimbursed by Triangle upon submission by Abbott of documentation of such costs. Notwithstanding the foregoing, Abbott will bear all costs described in this
Section in respect of any such changes in the Specifications required by the FDA, EMEA or any other regulatory authority for or in the course of initial approval of Triangle's NDA and MAA for FTC. The revised Specifications shall not become effective until the Parties agree on any costs caused by such modified specifications.

     8.6 MODIFICATION OF STABILITY PROTOCOL. Triangle may modify the stability protocol referenced in Section 6.2. If such modifications alter Abbott's cost to manufacture or supply any Product, any corresponding actual and direct cost(s) of Abbott shall be reflected in Abbott's calculation of its Standard Manufacturing Cost for Bulk Drug Substance for the next following year. Notwithstanding the foregoing, Abbott will bear all costs described in this
Section in respect of any such changes in the stability protocol required by the FDA, EMEA or any other regulatory authority for or in the course of initial approval of each of Triangle's NDA and MAA for FTC. Such modified stability protocol shall become effective when the Parties agree upon such costs.

     8.7 PAYMENT OF INVOICES. Abbott shall invoice Triangle on a calendar quarter basis and Triangle shall pay all such invoices issued under this Agreement net *** from the date of invoice, unless the Product covered by such invoice is rejected pursuant to Section 6.1. In

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addition, Triangle will pay Abbott *** Dollars ($***) for Bulk Drug Substance supplied pursuant to the Previous Agreement. Triangle shall pay *** Dollars ($***) to Abbott upon execution of this Agreement. The remaining *** Dollars ($***) shall be paid to Abbott on or before ***.

     8.8 INTEREST CHARGE AND TAXES. Without limiting either Party's rights to pursue any other remedies at law or in equity, if Triangle underpays or otherwise fails to pay any payment required under this Agreement within *** of the permitted payment period therefor, then, unless such discrepancy resulted from the failure of Abbott to supply accurate or complete information, Triangle shall pay annually simple interest on such amount at an annual rate equal to the lesser of the legal limit or *** percent (***%) until the date such payment is paid in full. Any Taxes lawfully assessed or charged on the manufacture, sale or transportation of Product sold pursuant to this Agreement shall be paid by Triangle.

     8.9 PROCESS CHANGES/COST IMPROVEMENTS. From time to time, Triangle may request Abbott to make process changes or cost improvements to the manufacturing process for the Product, and Abbott agrees to use reasonable efforts to implement all such changes or improvements as soon as possible, provided that the Parties first agree on any costs associated with such changes or improvements, which, unless otherwise agreed by the Parties in writing, will be funded entirely by Triangle. Abbott will recalculate its Standard Manufacturing Cost for Bulk Drug Substance for the following calendar year to reflect such process change or Process Cost Improvement, except that if such process change or Process Cost Improvements requires a regulatory filing and a related process validation run, Abbott will recalculate its Standard Manufacturing Cost for Bulk Drug Substance for the current year as soon as practical after validation, effective beginning with the validation runs.

     8.10 PROVISION OF KEY RAW MATERIALS AND INTERMEDIATES. From time to time, Triangle may provide Abbott with Key Raw Materials or chemical intermediates for use under a purchase order for Product that Abbott shall use as directed by Triangle to satisfy such purchase order. Abbott will reduce the invoice price for Product covered by any invoice for which Triangle has provided Abbott such Key Raw Materials or chemical intermediates, by an amount

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equal to *** percent (***%) of Abbott's corresponding Standard Manufacturing
Cost allocation to such Key Raw Materials or chemical intermediates..

                                   ARTICLE 9.

                        TRIANGLE'S REGULATORY SUBMISSIONS

     9.1 NDA AND MAA. Triangle will submit its original NDA, MAA and any other documentation required under any regulatory filings for Product referencing Abbott as Bulk Drug Substance and Finished Product supplier and Abbott will provide Triangle with all required documentation, including development and analytical reports to support the applications.

     9.2 ABBOTT DATA. Abbott shall provide to Triangle, in a timely manner all necessary data in a format suitable for regulatory submissions to support the review and approval of each Product's NDA, MAA, and other regulatory filings, including all development and analytical reports required by any regulatory agency including the FDA and EMEA to support Bulk Drug Substance and Finished Product manufacture, review, submissions, approval and inspections. Abbott shall use, and shall cause its Affiliates to use, Reasonable Best Efforts to be prepared timely for any FDA pre-approval inspection of the manufacturing facilities used for the purposes of this Agreement.

     9.3 ABBOTT'S RIGHT TO REVIEW. Abbott shall have the right to review those portions of Triangle's proposed regulatory submissions relating to Abbott's packaging or manufacturing procedures for the Product before the submissions are filed with appropriate regulatory agencies. Abbott shall complete its review of the submissions and provide comments within *** after receipt of a proposed regulatory submission. Triangle and Abbott shall consult with each other in responding to questions from the regulatory agencies regarding Triangle's submission(s) for Product. Abbott agrees that Triangle shall be the sole owner of any regulatory submission.

                                   ARTICLE 10.

                        CONFIDENTIALITY AND NONDISCLOSURE

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     10.1    CONFIDENTIALITY OBLIGATION. Except as permitted below, each of
Abbott and Triangle (the "RECEIVING PARTY") shall keep strictly confidential any information disclosed in writing, orally, visually or in any other manner by the other Party (the "DISCLOSING PARTY") or otherwise made available to the Receiving Party which the Disclosing Party considers to be and treats as proprietary or confidential ("CONFIDENTIAL INFORMATION"). Without limiting the generality of the foregoing, all proprietary information concerning the Disclosing Party's business, operations, suppliers, products, product manufacture, sale, marketing or distribution, trade secrets and intellectual property shall be considered Confidential Information by the Receiving Party. Any data or other information relating to or resulting from the clinical trials of the Product shall be deemed to be Confidential Information of Triangle. The Disclosing Party shall use commercially reasonable efforts to designate any written Confidential Information disclosed to the other Party as Confidential Information by prominently marking it "confidential", "proprietary" or the like, provided, that the failure to so mark shall not exclude such written information from the provisions of this Article 10. "Confidential Information" shall not include information:

             (a) which is or becomes generally available to the public other than as a result of disclosure thereof by the Receiving Party;

             (b) which is lawfully received by the Receiving Party on a nonconfidential basis from a Third Party that is not itself under any obligation of confidentiality or nondisclosure to the Disclosing Party or any other Person with respect to such information;

             (c) which by written evidence can be shown by the Receiving Party to have been independently developed by or for the Receiving Party; or

             (d) which the Receiving Party establishes by competent proof was in its possession at the time of disclosure by the other Party and was not acquired, directly or indirectly from the other Party.

     10.2 NONDISCLOSURE OF CONFIDENTIAL INFORMATION. The Receiving Party shall use Confidential Information solely for the purposes of this Agreement and shall not disclose or

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disseminate any Confidential Information to any Third Party at any time without the Disclosing Party's prior written consent, except for disclosure to those of its directors, officers, employees, accountants, attorneys, advisers, permitted sublicensees, and agents whose duties reasonably require them to have access to such Confidential Information and, in the case of Triangle, disclosure to the Triangle Licensor and potential and actual business partners (including any Third Party with which Triangle collaborates in the development, registration, manufacture, use or sale of the Compound or Product), provided that such directors, officers, employees, accountants, attorneys, advisers, agents, the Triangle Licensor and business partners are required to maintain the confidentiality of such Confidential Information to the same extent as if they were Parties hereto.

     10.3 EXCEPTION. The foregoing confidentiality and nondisclosure obligations shall not apply to information which is required to be disclosed by law or by regulation; provided, that (a) the Receiving Party gives the Disclosing Party reasonable advance notice of the disclosure, to the extent reasonably practicable and legally permissible; (b) the Receiving Party uses reasonable efforts to resist and limit disclosing the Confidential Information;
(c) the Receiving Party reasonably cooperates with the Disclosing Party on request to obtain a protective order or otherwise limit the disclosure; and (d) upon the reasonable request of the Disclosing Party, the Receiving Party shall provide a letter from its counsel confirming that the Confidential Information is, in fact, required to be disclosed.

     10.4 INJUNCTIVE RELIEF. The Parties acknowledge that either Party's breach of this Article 10 may cause the other Party irreparable injury for which it would not have an adequate remedy at law. In the event of a breach, the non-breaching Party shall be entitled to injunctive relief in addition to any other remedies it may have at law or in equity.

     10.5 SCIENTIFIC AND OTHER PUBLICATIONS. Notwithstanding anything herein to the contrary, it is the understanding of each Party that scientific, scholarly and other related publications or presentations concerning the development of the Compound and the Product including their pre-clinical and clinical development, shall emanate solely from Triangle and the trials and studies sponsored by Triangle and that, as against Abbott, Triangle shall have full

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control over the preparation, review and approval of such publications and presentations, which publications and presentations shall not be restricted hereunder.

     10.6    SURVIVAL. The confidentiality and nondisclosure obligations of this
Article 10 shall survive the expiration or termination of this Agreement and remain in effect for a period of *** years following the expiration or termination of this Agreement.

                                   ARTICLE 11.

                                   WARRANTIES

     11.1 TRIANGLE WARRANTY. Triangle warrants that it has the right to grant Abbott the license granted in Section 2.1 of this Agreement.

     11.2 ABBOTT WARRANTY. Abbott warrants to Triangle that Product and Prior Product delivered to Triangle pursuant to this Agreement and the Previous Agreement shall:

             (a) at the time of shipment to Triangle or its designees (i) comply with (or have complied with, as to Prior Products) the Specifications, and (ii) be owned by Triangle free from all liens and encumbrances of any kind, subject only to the payment by Triangle of the purchase price therefor; and

             (b) be (or have been, as to the Prior Products) manufactured in compliance with the requirements of all Legal Requirements and cGMP, including, but not limited to, those relating to the management and disposal of hazardous wastes. For purposes of the immediately preceding sentence, "hazardous wastes" shall be deemed to include any hazardous or toxic waste, substance or material as defined in any federal, state or local statute, law, ordinance, code, rule or regulation.

     11.3 DEBARMENT WARRANTY. Abbott represents and warrants to Triangle that it is not debarred and has not and will not knowingly use in any capacity the services of any Person debarred under subsections 306(a) or (b) of the Generic Drug Enforcement Act of 1992. If at any time this representation and warranty is no longer accurate, Abbott shall immediately notify Triangle of such fact.

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     11.4    NO OTHER WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS
AGREEMENT, EACH PARTY MAKES NO OTHER WARRANTIES OR REPRESENTATIONS, INCLUDING FITNESS FOR PURPOSE INTENDED OR MERCHANTABILITY, WHETHER EXPRESS OR IMPLIED.

                                   ARTICLE 12.

                             LIMITATION ON LIABILITY

     EXCEPT AS OTHERWISE PROVIDED, NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL LOSSES ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED HOWEVER, THIS LIMITATION SHALL NOT APPLY TO LOSSES ARISING FROM THIRD PARTY CLAIMS FOR WHICH A PARTY IS INDEMNIFIED UNDER THE TERMS OF THIS AGREEMENT.

                                   ARTICLE 13.

                                 INDEMNIFICATION

     13.1    INDEMNIFICATION

             (a) INDEMNIFICATION BY TRIANGLE. Except as may be otherwise provided herein, Triangle shall defend, indemnify and hold Abbott, all of its directors, officers and employees (collectively the "ABBOTT INDEMNITEES") harmless from and against all Losses incurred in connection with any Third Party suits, claims or causes of action arising out of or resulting from:

                  (i) The development, testing, use, manufacture, distribution, promotion, marketing, sale, packaging, labeling, handling, storage, and/or disposal of Product;

                  (ii) Triangle's breach of any representation, warranty, covenant, or other obligation provided for in this Agreement;

                  (iii) The negligence, recklessness or willful misconduct of Triangle and its directors, officers or employees; or

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                  (iv)   Any patent infringement claim arising from the
             utilization of process technology other than Abbott Patents or Abbott Technology (as those terms are defined in the Termination Agreement) in the manufacture, importation, use or sale of a Product.

Provided, however, that Triangle shall not be required to indemnify the Abbott Indemnitees to the extent that any Losses arise out of or result from: (A) the negligence, recklessness or willful misconduct of any of the Abbott Indemnitees,
(B) utilization of the Abbott Patents or Abbott Technology for the manufacture of Product or Prior Products, (C) continued manufacture in a country after receipt of notice from Triangle indicating that the manufacture of such Product in such country should be terminated because such further manufacture would constitute willful infringement of a valid and issued patent in such country and/or (D) any breach by Abbott of this Agreement.

             (b) INDEMNIFICATION BY ABBOTT. Except as may be otherwise provided herein, Abbott shall defend, indemnify and hold Triangle, its directors, officers and employees and the Triangle Licensor (collectively the "TRIANGLE INDEMNITEES") harmless from and against all Losses incurred in connection with any Third Party suits, claims or causes of action arising out of or resulting from:

                  (i) Abbott's breach of any representation, warranty, covenant, or other obligation provided for in this Agreement;

                  (ii) The negligence, recklessness or willful misconduct of Abbott, its directors, officers or employees, including their directors, officers or employees; or

                  (iii) Any patent infringement claim arising from Abbott's or its Affiliates or permitted sublicensee's utilization of the Abbott Patents or Abbott Technology for the manufacture of Product or Prior Product.

Provided, however, that Abbott shall not be required to indemnify the Triangle Indemnitees to the extent that any Losses arise out of or result from: (A) the negligence, recklessness or willful misconduct of any Triangle Indemnitee; and/or (B) any breach by Triangle of this Agreement.

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     13.2    INDEMNIFICATION PROCEDURE. Any Abbott Indemnitee or Triangle
Indemnitee, as the case may be, shall notify Triangle or Abbott (the "INDEMNIFYING PARTY") promptly in writing of an indemnifiable claim or cause of action under Section 13.1(a) or 13.1(b) upon receiving notice or being informed of the existence thereof. The Indemnifying Party shall assume, at its cost and expense, the sole defense of such claim or cause of action through counsel selected by the Indemnifying Party and reasonably acceptable to the other Party. The Indemnifying Party shall maintain control of such defense, including any decision as to settlement; provided that, in the event that the Indemnifying Party does not diligently defend such claim or cause of action on a timely basis, then, without prejudice to any other rights and remedies available to the other Party under this Agreement, the other Party may take over such defense with counsel of its choosing at the Indemnifying Party's cost and expense. The other Party may, at its option and expense, participate in the Indemnifying Party's defense, and if the other Party so participates, the Parties shall cooperate with one another in such defense. The Indemnifying Party shall bear the total costs of any court award or settlement of such claim or cause of action and all other costs, fees and expenses related to the resolution thereof (including reasonable attorneys' fees except for attorneys' fees for which the other Party is responsible in the event that the other Party participates in the Indemnifying Party's defense of such claim or cause of action). The indemnification obligations herein shall apply on a first dollar basis without limitation or reduction due to any deductible or self-insured retention which Triangle or Abbott respectively may have under their respective insurance coverage.

                                   ARTICLE 14.

                              TERM AND TERMINATION

     14.1 EFFECTIVE DATE AND TERMINATION DATE. The term of this Agreement shall commence on the Effective Date and shall continue until *** unless terminated sooner in accordance with Section 14.2 (the "TERM"); provided, however, that at Triangle's request, provided no later than ***, Abbott will negotiate in good faith a *** extension of

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the Term of this Agreement on terms and conditions no less favorable to Triangle than those under the Previous Agreement.

     14.2 TERMINATION. Triangle may terminate this Agreement at any time, for any or no reason, upon sixty (60) days written notice to Abbott. In addition, upon the occurrence of the following events, either Party may terminate this Agreement by giving the other Party *** days prior written notice:

             (a)  Upon the bankruptcy or insolvency of the other Party; or

             (b) Upon the material breach of any provision of this Agreement by the other Party if the breach is not remedied prior to the expiration of such sixty (60)-day notice period, or if the breach is of a type that cannot be remedied within sixty (60) days, then a remedy promptly commenced and diligently pursued until complete remediation.

     14.3 EFFECT OF TERMINATION. If this Agreement is terminated as a result of Abbott's breach, other than documents required to be returned for regulatory compliance, Abbott shall use its Reasonable Best Efforts to destroy all data, writings and other documents and tangible materials supplied to Abbott by Triangle or the Triangle Licensor. Abbott shall further provide Triangle with full and complete copies of all toxicity, efficacy, and other data generated by Abbott or its permitted sublicensees, contractors or agents in the course of Abbott's efforts to obtain governmental approval for the sale of the Product, including but not limited to any registration filings or other documents filed with any government authority. Triangle and the Triangle Licensor shall be authorized to cross-reference any such registration filings made in the Territory where permitted by law. Triangle and the Triangle Licensor shall be authorized to provide data pertaining to such patents and technology to any Third Party with a bona fide interest in licensing such technology. Such data shall be provided on a confidential basis; provided, however, that if such Third Party enters into a license with Triangle and the Triangle Licensor, such Third Party shall be free to use such data for all purposes, including to obtain government approvals to sell Product containing any Compound. Abbott shall cooperate reasonably (at no unreimbursed expense to Abbott) with any Third Party licensee of Triangle or the Triangle Licensor in pursuing governmental approval to sell any Product containing any

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Compound, including but not limited to, permitting such Third Parties to cross-reference any regulatory filings filed with or any product approval obtained in any foreign countries (provided that any expenses incurred at the request of Triangle are reimbursed). Upon expiration or termination of this Agreement, whichever is sooner, for any reason, Abbott shall manufacture and deliver in accordance with the appropriate purchase order, and Triangle shall purchase in accordance with the provisions hereof, any and all amounts of Product ordered by Triangle hereunder on purchase orders issued to Abbott prior to such expiration or termination.

     14.4 SURVIVAL. All rights granted and obligations undertaken by the Parties hereunder shall terminate immediately upon the event of any termination or expiration of this Agreement, except for the following which shall survive on a Product-by-Product basis according to their terms:

             (a) The obligation of each Party to pay to the other Party any and all payments accrued under this Agreement prior to such termination or expiration;

             (b)  The limitations on liability of Article 12;

             (c)  The confidentiality and nondisclosure obligations of Article
                  10;

             (d)  The indemnification obligations of Article 13;

             (e)  The insurance obligations of Article 16; and

             (f) The provisions of Articles 11 and 18 and Sections 14.3, 19.3, 19.6, 19.10, 19.11 and 19.12.

In addition, expiration or termination of this Agreement shall not affect the remedies of the Parties otherwise available at law or in equity in relation to any rights accrued under this Agreement prior to expiration or termination.

     14.5 NONEXCLUSIVE RIGHTS AND REMEDIES. Except as otherwise set forth in this Agreement, none of the various rights and remedies of the Parties provided under this Agreement are exclusive and all are in addition to any other rights and remedies provided by law or under this Agreement.

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                                   ARTICLE 15.

              ADVERSE EVENTS, RECALLS, AND OTHER REGULATORY MATTERS

     15.1 ADVERSE REACTION REPORTING. Abbott shall keep Triangle promptly informed of information in or coming into its possession or control concerning safety, adverse events, side effects, injury, toxicity or sensitivity reaction and incidents of severity thereof ("ADVERSE EVENTS") associated with commercial and clinical uses, studies, investigations, handling, manufacturing, storage or tests of Product. Triangle shall keep Abbott promptly informed of information in or coming into its possession or control concerning material Adverse Events associated with the manufacture of Product. Triangle shall have responsibility for responding to all such information except as set forth below and Abbott agrees to provide reasonable assistance to Triangle in the course thereof.

     15.2 PRODUCT COMPLAINTS AND INQUIRIES. Abbott shall promptly provide Triangle with copies of all complaints or other medical or technical Product-related inquiries from consumers, physicians or other Third Parties received by Abbott related to Product manufactured under this Agreement and shall maintain files of the same in accordance with applicable regulatory requirements. Triangle shall have responsibility, with Abbott's reasonable assistance, for responding to all complaints relating to the manufacture of such Product. Triangle shall have responsibility, with Abbott's reasonable assistance, for reporting all complaints relating to such Product and preparing responses thereto to the FDA, EMEA and any other regulatory authority, including, but not limited to, complaints relating to the manufacture of such Product, provided that Abbott has the ability to cooperate and consult with Triangle in preparing such responses.

     15.3 PRODUCT RECALL. In the event (a) any government authority issues a request, directive or order that Product manufactured under this Agreement be recalled, (b) a court of competent jurisdiction orders such a recall, or (c) Triangle and/or Abbott reasonably determine after consultation with each other that such Product should be recalled or otherwise removed from the market, the Parties will determine and Abbott, in cooperation with Triangle, will take all appropriate corrective actions, including administering any necessary recalls. Triangle shall have the sole authority to decide whether to commence a recall or removal of such Product. In the

                                       28
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event that such recall results from the failure of such Product to meet the
Specifications, and such failure could not reasonably be detected by Triangle within the *** acceptance period set forth in Section 6.1, Abbott shall be responsible for all expenses of such recall or removal. In other cases, Triangle shall be responsible for all expenses of such recall or removal. For the purposes of this Agreement, the expenses of any recall or removal shall include the expense of notification and destruction or return of the recalled or removed Product.

     15.4 GOVERNMENT CONTACT REPORTING. Each Party shall promptly notify the other Party upon being contacted by the FDA, EMEA or any other federal, state, or local governmental agency for any material regulatory purpose pertaining to this Agreement or to the Product. Except as set forth above, Abbott shall not respond to the FDA or such governmental agency before consulting with Triangle, unless under the circumstances pursuant to which FDA or such other federal, state, local, national, or supranational governmental agency contacts Abbott, it is not reasonably practical or lawful for Abbott to give Triangle advance notice, in which event Abbott shall inform Triangle of such contact as soon as reasonably practical and lawful.

                                   ARTICLE 16.

                                    INSURANCE

     Each Party shall, at its sole cost and expense, obtain and keep in force general liability insurance with bodily injury, death and property damage limits of *** U.S. Dollars (U.S.$***) in the aggregate and *** U.S. Dollars (U.S.$***) in the aggregate of product liability coverage. Upon the Effective Date, each Party shall furnish to the other a certificate of insurance evidencing the insurance coverage required by this Agreement and providing for at least ten
(10) days prior written notice to the other Party of any cancellation, termination, material change or reduction of such insurance coverage.

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                                   ARTICLE 17.

                                  FORCE MAJEURE

     If any circumstance beyond the reasonable control of either Party occurs which delays or renders impossible the performance of certain of that Party's obligations under this Agreement on the dates herein provided (a "FORCE MAJEURE"), such obligations shall be postponed for such time as such performance necessarily has had to be suspended or delayed on account thereof, provided such Party shall notify the other Party in writing as soon as practicable, but in no event more than ten (10) business days after the occurrence of such event of Force Majeure, which notice shall reasonably attempt to identify such obligations under this Agreement and the extent to which performance thereof will be affected. In such event, the Parties shall meet promptly to determine an equitable solution to the effects of any such event, provided that such Party who fails because of an event of Force Majeure to perform its obligations hereunder shall upon the cessation of the Force Majeure event take all reasonable steps within its power to resume with the least possible delay compliance with its obligations. Events of Force Majeure shall include, without limitation, war, revolution, invasion, insurrection, terrorist acts, riots, mob violence, sabotage or other civil disorders, acts of God, limitations imposed by exchange control regulations or foreign investment regulations or similar regulations, laws, regulations or rules of any government or governmental agency, any inordinate and unanticipated delays in the regulatory review or governmental approval process that are within the sole control of such government or governmental agency, any delay or failure in manufacture, production or supply by Third Parties of any goods or services, or any withdrawal or recall of a Product at the direction of any governmental authority.

                                   ARTICLE 18.

                               TRANSITION SERVICES

     18.1 TRANSITION SERVICES. Abbott shall, and shall cause its Affiliates to provide Triangle or its Third Party designee all necessary information, cooperation and assistance to transition the manufacture of Product to Triangle's Third Party designee through successful validation, including the transfer of all necessary or useful manufacturing process technology and

                                       30
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all necessary assistance in obtaining any related necessary regulatory qualifications. Such transitional services shall be provided by Abbott and its Affiliates in accordance with the "TRANSITION SERVICES PLAN" attached as Exhibit
18. The Transition Services Plan shall govern the transitional services to be provided by Abbott and will define at least the intended Third Party designee, technology transfer, scope, process, schedule for completing each part of the transition, estimated budget for such transitional services and any other resources to be provided by Abbott or its Affiliates for such transfer. Except to the extent otherwise due under the Transition Services Plan, Abbott will commence performing the transition services within *** after Triangle's request and shall continue performance on the schedule Triangle reasonably requests, consistent with the Transition Services Plan. Triangle may change such intended Third Party designee, in which event Triangle and Abbott will develop in good faith a corresponding replacement Transition Services Plan including associated costs. Such replacement Transition Services Plan will provide for all necessary transition services to be provided by Abbott, as reasonably determined by Triangle in consultation with Abbott, and will incorporate a pricing structure and price levels substantially comparable to those set forth in Exhibit 18, as adjusted to reflect the level of services requested by Triangle. If the Parties are not able to agree on a replacement Transition Services Plan for any reason, either Party may submit the terms not yet agreed to ADR (as defined in and pursuant to Section 19.3) for resolution, in which the Neutral shall be deemed empowered to resolve and establish the open terms, whereupon the Parties will promptly adopt the replacement Transition Services Plan as so resolved and established. Abbott shall not be required to provide any services and Triangle shall not be obligated to pay any costs except as specified in the Transitional Services Plans or as otherwise agreed upon by the Parties in writing. Abbott will keep Triangle reasonably informed on a monthly basis (or more frequently as reasonably necessary or appropriate) of its progress under and resource allocations and costs for the Transition Services Plan to Triangle, and understands that timely response to requests and timely completion of tasks (as directed by

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*** Portions of this page have been omitted pursuant to a request for
Confidential Treatment and filed separately with the Commission.

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Triangle) is necessary to assure the transition of manufacture of Product within the Transition Services Plans.

     18.2 TRANSITION SERVICES COST. Triangle shall pay Abbott for all reasonable internal costs and reasonable out-of-pocket expenses actually incurred by Abbott in connection with the transitional services; provided that such internal costs and out-of-pocket expenses shall not exceed the agreed to budget for such transitional services in the Transitional Services Plans. Abbott shall invoice Triangle on a quarterly basis in reasonable detail (showing without limitation FTE hours per person per project) for services rendered in the prior quarter, and such invoices shall be paid in full by Triangle within thirty (30) days after receipt of Abbott's invoice. Triangle shall bear its own costs and expenses and pay all third party costs and expenses incurred pursuant to and as set forth in the Transitional Services Plans. Triangle shall contract directly with such third parties for their support and assistance, and Abbott shall not commit or enter into any contracts with any such third parties for transitional services on Triangle's behalf.

                                   ARTICLE 19.

                                  MISCELLANEOUS

     19.1 RELATIONSHIP OF THE PARTIES. Each of the Parties shall be furnishing its services hereunder as an independent contractor, and nothing herein shall create any association, partnership or joint venture between the Parties or any employer-employee relationship. No agent, employee or servant of either Party shall be or shall be deemed to be the employee, agent or servant of the other Party, and each Party shall be solely and entirely responsible for its acts and the acts of its employees.

     19.2 RELATIONSHIP WITH AFFILIATES. Unless the context otherwise indicates, (a) any reference to a Party herein shall include the Affiliates of such Party and (b) each Party may utilize the services of its Affiliates to perform services, activities and/or obligations permitted or required under this Agreement to the same extent as if such Affiliate were a party to this Agreement; provided that any such services, activities or obligations under this Agreement permitted or required to be performed by such Party relating to the Territory will be performed only by such Party or a wholly-owned U.S. subsidiary of such Party and that such Affiliate has

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established to the satisfaction of the other Party the capability of performing in accordance with the terms of this Agreement. Any Affiliates so utilized shall be subject to all the terms and conditions applicable to such Party under this Agreement, including but not limited to provisions establishing standards for performance. With respect to the Territory, Abbott may use its Affiliates as set forth in this Section 19.2; provided that Abbott shall make all payments required and provide all reports or data required under this Agreement. The use of any Affiliates as set forth in this Section 19.2 shall in no way relieve the applicable Party of any of its obligations or liabilities hereunder and each Party shall be liable for the actions of its Affiliates under this Agreement and the indemnification provisions of Article 13 shall apply with respect to all actions of a Party's Affiliates under this Agreement.

     19.3 DISPUTE RESOLUTION. The Parties recognize that a bona fide dispute as to certain matters may arise from time to time during the term of this Agreement which may relate to either Party's rights and/or obligations hereunder. The Parties agree that any dispute that arises in connection with this Agreement, which cannot be amicably resolved by such management discussions shall be resolved by binding Alternative Dispute Resolution ("ADR") in the manner described in Exhibit 19.3. Notwithstanding the foregoing, nothing shall limit the Parties' right to seek judicial injunctive relief pursuant to Section
10.4 with respect to a breach or threatened breach of the requirements set forth in Article 10 hereof.

     19.4 COUNTERPARTS. The Agreement may be executed simultaneously in any number of counterparts and may be executed by facsimile. All counterparts shall collectively constitute one and the same Agreement.

     19.5 NOTICES. In any case where any notice or other communication is required or permitted to be given hereunder, such notice or communication shall be in writing, and sent by overnight express or registered or certified mail (with return receipt requested) and shall be sent to the following address (or such other address as either Party may designate from time to time in writing):

             If to Triangle:

                  Triangle Pharmaceuticals, Inc.
                  4 University Place

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                  4611 University Drive
                  Durham, North Carolina 27707
                  Telephone:  (919) 493-5980
                  Telefax:    (919) 493-5925
                  Attention:  Chief Operating Officer
                  Copy to:    General Counsel

             Copy to:

                  Gerald F. Roach
                  Smith Anderson Blount Dorsett Mitchell & Jernigan L.L.P. 2500 First Union Capital Center
                  Raleigh, NC 27601
                  Telephone:  (919) 821-1220
                  Telefax:    (919) 821-6800

             If to Abbott:

                  Abbott Laboratories
                  Dept.  R50A; Bldg.  AP34
                  200 Abbott Park Road
                  Abbott Park, IL 60064-6187
                  Telephone:  (847) 938-0101
                  Telefax:    (847) 937-1771
                  Attention:  Vice President, Global Licensing/New Business
                              Development

             Copy to:

                  General Counsel
                  Abbott Laboratories
                  Dept. 364; Bldg. AP6D
                  100 Abbott Park Road
                  Abbott Park, IL 60064
                  Telephone:  (847) 937-8906
                  Telefax:    (847) 938-6277

     19.6 BINDING EFFECT; ASSIGNMENT. This Agreement may not be assigned, in whole or in part, by either Party without the prior written consent of the other Party, and any attempted assignment without such consent shall be null and void; provided that no prior written consent shall be required in the event that a Third Party acquires substantially all of the assets or outstanding shares of, or merges with, the assigning Party, but only so long as such Third Party

                                       34
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agrees to be bound by all of the assigning Party's responsibilities and obligations hereunder. No assignment of this Agreement or of any rights hereunder shall relieve the assigning Party of any of its obligations or liability hereunder. This Agreement shall inure to the benefit of and be binding upon each of the Parties hereto and their respective successors and permitted assigns.

     19.7 ENTIRE AGREEMENT. The terms and conditions contained herein constitute the entire agreement between the Parties relating to the subject matter hereof and thereof and shall supersede all previous communications between the Parties with respect to the subject matter hereof and thereof, respectively. Neither Party has entered into this Agreement in reliance upon any representation, warranty, covenant or undertaking of the other Party that is not set out or referred to in this Agreement.

     19.8 AMENDMENT. The Agreement may be varied, amended or extended only by the written agreement of the Parties through their duly authorized officers or representatives, specifically referring to this Agreement.

     19.9 SEVERABILITY. In case any one or more of the provisions contained herein shall, for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated herein to be impossible and provided that the performance required by this Agreement with such clause deleted remains substantially consistent with the intent of the Parties.

     19.10 COMPANY EMPLOYEES. Each Party shall not, directly or indirectly solicit for employment, any employee of the other Party who has been directly involved in the performance of this Agreement during the Term and for one year after the earlier of the termination or expiration of this Agreement or the termination of such individual's employment, with the other Party. It shall not be a violation of this provision if any employee responds to a Party's general advertisement of an open position.

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     19.11   PUBLICITY. Except as otherwise provided herein, each Party shall maintain the confidentiality of all provisions of this Agreement and this Agreement itself and, without the prior written consent of both Parties, neither Party shall make any press release or other public announcement of or otherwise disclose to any Third Party this Agreement or any of its provisions except: (a) for disclosure to those of its directors, officers, employees, accountants, attorneys, advisers and agents whose duties reasonably require them to have access to the Agreement and, in the case of Triangle, disclosure to the Triangle Licensor and actual and potential business partners (including any Third Party with which Triangle collaborates in the development, registration, manufacture, use or sale of the Compounds or Products), provided that such directors, officers, employees, accountants, attorneys, advisers, agents, licensors and business partners are required to maintain the confidentiality of the Agreement to the same extent as if they were Parties hereto, and (b) except for such disclosures as may be required by Legal Requirements, in which case the disclosing Party shall provide the nondisclosing Party with prompt advance notice of such disclosure so that the nondisclosing Party shall have the opportunity if it so desires to seek a protective order or other appropriate remedy and, in connection with any disclosure to the Securities and Exchange Commission, the disclosing Party shall use reasonable efforts to obtain confidential treatment for such disclosure.

     19.12 APPLICABLE LAW. The Agreement shall be governed by the laws of the State of Delaware applicable to contracts made and to be performed entirely within such jurisdiction and without giving effect to its choice or conflict of laws rules or principles. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which the Party may be entitled.

     19.13 HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

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     19.14   INTERPRETATION.

             (a) Wherever any provision of this Agreement uses the term "including" (or "includes"), such term shall be deemed to mean "including without limitation" and "including but not limited to" (or "includes without limitation" and "includes but is not limited to") regardless of whether the words "without limitation" or "but not limited to" actually follow the term "including" (or "includes").

             (b) Wherever any provision of this Agreement provides that a Party's consent shall not be unreasonably withheld, such provision shall be deemed to provide that such consent shall in addition not be unreasonably delayed.

             (c) The recitals set forth at the start of this Agreement, along with the Exhibits to this Agreement, and the terms and conditions incorporated in such recitals and Exhibits shall be deemed integral parts of this Agreement and all references in this Agreement to this Agreement shall encompass such recitals and Exhibits and the terms and conditions incorporated in such recitals and Exhibits.

             (d) In the event of any conflict between the terms and conditions of this Agreement and any terms and conditions that may be set forth on any order, invoice, verbal agreement or otherwise, the terms and conditions of this Agreement shall govern.

             (e) Unless otherwise explicitly stated, in the event of any conflict between the terms of this Agreement and the terms and conditions of any of the Exhibits hereto, the terms of this Agreement shall prevail.

             (f) The Agreement shall be construed as if both Parties drafted it jointly, and shall not be construed against either Party as principal drafter.

             (g) Unless otherwise provided, all references to Sections, Articles and Exhibits in this Agreement are to Sections, Articles and Exhibits of and to this Agreement.

     19.15 NO WAIVER OF RIGHTS. No failure or delay on the part of either Party in the exercise of any power or right hereunder shall operate as a waiver thereof. No single or partial

                                       37
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exercise of any right or power hereunder shall operate as a waiver of such right or of any other right or power. The waiver by either Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder.

                                       38
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             [SIGNATURE PAGE TO SUPPLY AND MANUFACTURING AGREEMENT]

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

ABBOTT LABORATORIES                          TRIANGLE PHARMACEUTICALS, INC.

By:    /s/ Jeffrey M. Leiden, MD, Ph.D           By:    /s/ Chris A. Rallis
       --------------------------------------           ---------------------

Name:  Jeffrey M. Leiden, MD, Ph.D               Name:  Chris A. Rallis
       --------------------------------------           ------------------------

Title: President and Chief Operating Officer,    Title: President and COO
       Pharmaceutical Products Group                    ------------------------
       --------------------------------------

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